 Exhibit 10.2
MacroGenics, Inc.
 2013 Equity Incentive Plan
Restricted Stock Units Grant Notice
MacroGenics, Inc. (the "Company"), pursuant to its 2013 Equity Incentive Plan (the "Plan"), hereby grants to you (the "Participant") a restricted stock units award (the "Award") covering the number of restricted stock units (the "RSUs") indicated below.  This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Units Agreement and the Plan, each of which is attached hereto and incorporated herein in its entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
Participant:	Jon Wigginton, M.D.
Address:	XXXXXXXXXXXXXXXXXX
Total Number of RSUs Awarded:	30,000
Fair Market Value per RSU on Date of Grant:	$15.28
Total Fair Market Value of RSUs Awarded on Date of Grant:	$458,400
Date of Grant:	February 25, 2016
Vesting Commencement Date:	February 25, 2016
Vesting Schedule	Subject to the limitations set forth in this Notice, the Plan and the Restricted Stock Units Agreement, the RSUs shall vest, in whole or in part, in accordance with the following schedule:

All RSUs will fully vest two (2) years after the Vesting Commencement Date as long as the Participant is still an employee of the Company at that time; provided, however, that if the Participant's employment is terminated for any reason other than "Cause" then all unvested RSUs as of the date of termination shall be deemed to have been vested immediately prior to termination. For this purpose, The definition of "Cause" with respect to this Award is: (a) the Participant's willful misconduct, or gross negligence in the performance of the Participant's duties; or (b) conviction of the Participant, or entering by the Participant of a guilty plea or plea of no contest with respect to, any crime that constitutes a felony or involves fraud, dishonesty or moral turpitude; or (c) the Participant's commission of an act of fraud, embezzlement, or misappropriation against the Company; or (d) the Participant's material breach of the fiduciary duty owed by Participant to the Company; or (e) the Participant engaging in any improper conduct that has or is likely to have an adverse economic or reputational impact on the Company. It is specifically noted that as it pertains to the RSUs, the definition of "cause" in this Award is distinct from, and will prevail over, the definition of "cause" in the Employment Agreement between the Company and the Participant, dated February 25, 2016.

By accepting (whether in writing, electronically or otherwise) the Award, Participant acknowledges and agrees to the following:
Participant understands that Participant's employment or consulting relationship with the Company is for an unspecified duration, can be terminated at any time (i.e., is "at-will"), and that nothing in this Notice, the Restricted Stock Units Agreement or the Plan changes the at-will nature of that relationship.  Participant acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company ("Service").  Participant also understands that this Notice is subject to the terms and conditions of both the Restricted Stock Units Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Restricted Stock Units Agreement and the Plan.  By acceptance of this Award, Participant consents to the electronic delivery of the Notice, the Restricted Stock Units Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs.  If the Restricted Stock Units Grant Notice and Agreement is not executed by Participant within thirty (30) days of the Date of Grant above, then this Award shall be void.
MacroGenics, Inc. By: /s/ Scott Koenig signature Title: President and Chief Executive Officer Date: February 25, 2016	Participant By: /s/ Jon Wigginton, M.D. signature Date: February 25, 2016

Attachment I

MacroGenics, Inc.
2013 Equity Incentive Plan

 Restricted Stock Units Agreement

Unless otherwise defined in this Restricted Stock Units Agreement (the "Agreement"), any capitalized terms used herein shall have the meaning ascribed to them in the MacroGenics, Inc. 2013 Equity Incentive Plan (the "Plan").
The Participant has been granted the RSUs, which are subject to the terms and conditions of the Plan, Restricted Stock Units Grant Notice (the "Notice") and this Agreement.
1. Grant of RSUs.  The Participant named in the Notice has been granted the number of RSUs specified in the Notice.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement or the Notice, the terms and conditions of the Plan shall prevail.
2. Vesting; Forfeiture.  The RSUs shall vest, subject to the Participant's continuing Service, in accordance with the schedule set forth in the Notice.  Upon the Participant's termination of Service for any reason (including by reason of death or disability), the RSUs shall be immediately forfeited, except to the extent they have previously vested.
3. Payment of RSUs.  With respect to the RSUs that have become vested, the Company shall deliver to the Participant within thirty days the number of Shares equal to the number of RSUs that have become vested, subject to Section 7(h) hereof.
4. No Rights as Shareholder.  The Participant shall have no rights as a shareholder of the Company with respect to the RSUs prior to the issuance of actual Shares to the Participant after the vesting of RSUs.
5. Limited Transferability of RSUs.  These RSUs shall not be transferable except by will or by the laws of descent and distribution and are payable during the lifetime of the Participant only to the Participant.  In addition, subject to the approval of the Board, or a duly authorized Officer, the RSUs may be transferred pursuant to the terms of a domestic relations order or official marital settlement agreement.
6. No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant's Service, for any reason, with or without cause.
7. Miscellaneous.
(a) Acknowledgment. The Company and the Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). The Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that the Participant has carefully read and is familiar with their provisions and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
(b) Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the RSUs hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
(c) Compliance with Laws and Regulations.  The issuance of the RSUs and any Shares pursuant thereto shall be subject to and conditioned upon compliance by the Company and the Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.
(d) Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
(e) Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(f) Notices.  Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to the Participant shall be addressed to such Participant at the address maintained by the Company for such person or at such other address as the Participant may specify in writing to the Company.
(g) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
(h) Withholding.  The number of Shares to be delivered to the Participant upon payment of vested RSUs shall be reduced by a number of Shares with a fair market value equal to the minimum amount the Company is required to withhold for income and employment taxes.